QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-177465 of our reports dated August 26, 2011 relating to the combined financial statements of certain entities as described in Note 1 to the combined financial statements that are under common ownership and common control of General Growth Properties, Inc., (the "RPI Businesses") (for which the report expresses an unqualified opinion on those combined financial statements and includes explanatory paragraphs regarding the Successor RPI Businesses' combined financial statements with assets, liabilities, and a capital structure having carrying values not comparable with prior periods, and the allocation of certain operating expenses from General Growth Properties, Inc.) appearing in the Prospectus, which is part of this Registration Statement and of our report dated August 26, 2011 relating to the combined financial statement schedule of the RPI Businesses appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 3, 2012

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM